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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: January 25, 2001



                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified by its charter)

 Delaware                              33-24483-NY                  11-2914841
 (State or other jurisdiction          (Commission File             (IRS Employer
 of incorporation)                     Number)                      Identification
                                                                    Number)

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                  2005 Beechgrove Place, Utica, New York 13501
                    (Address of principal executive offices)


         Registrant's Telephone Number: (315) 724-8370



Former Name or Former Address If Changed Since Last Report:





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Item 5.  Other Events.

(A) Life Energy & Technology Holdings Inc., Registrant, Develops Radiation
Safe Mobile Phone Aerial.

The Electronics Research Group, a division of Life Energy & Technology Holdings
Inc., has been specializing in the development of Phased Grid Antenna's to replace traditional mobile phone aerials in order to significantly reduce the risks associated with radiation exposure for the phone user.

The Company has assembled and tested a series of phased grid antenna's, which can be designed to any shape as printed lattices on, for example, the external surface of automobiles, aircraft, on any building or structure, within the body of a traditional mobile phone, or within the casing of a mobile phone battery.
These proprietary and highly flexible lattices can be adapted to any shape and size, without reducing their ability to receive or transmit mobile phone signals. The new lattices are designed to reduce the electro-magnetic radiation emissions of mobile phones by up to 80%. Recent reports have indicated the possibility of a link between such radiation emissions and certain forms of cancer. Based on similar military devices deployed successfully by the Russian
Navy to counteract interference from naturally occurring electromagnetic radiation associated with, for example, the Aurora Borealis, the performance of these lattices has been comparable to traditional aerial components in all trials conducted to date.

Given the perceived public health risk now associated with the use of mobile phone handsets, licensing discussions have already been initiated with several mobile phone manufacturers. Management believes that once these discussions are completed the adoption of the new lattices and their rapid deployment replacing traditional mobile phone aerials will proceed without delay.

One of the key advantages of these new lattices is that they are to expected to both be incorporated into completely new phone designs, and to reduce emissions from existing mobile phones by incorporating the new lattice aerials into replacement batteries. Management believes that this new technology provides a viable means to both eliminate the problem of radiation emissions in new phones and to offer an easy solution for the millions of phones already in use.

Further developments within the Electronics Research Group are directed towards the deployment of the lattices as communication aerials in several other applications where public health is a priority concern.

Announcing the development at Life Energy's Romanov-Reynolds Research Institute in Dundalk Ireland, Dr Chris McCormack, President and Chief Executive Officer stated "This is an exciting development for the Life Energy Group. Not only have our researchers developed this new product, but we have again confirmed our commitment to EcoTech'TM'[1] technologies, sustainable development and the improvement and protection of the quality of our everyday lives"

[1] EcoTech is a copyright trademark of the Life Energy Partnership 1995
---





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       (B)     The Company previously announced that the law firm of Becker &
               Poliakoff of West Palm Beach Florida, was engaged to prepare and file the Company's SEC filings. While Becker & Poliakoff, P.A.
               may be retained to do work for the Company in the future, they are not being retained exclusively to represent the Company with respect to SEC filings or other legal services.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 25, 2001            LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.




                                     BY:  /s/ Christopher A. McCormack
                                          ----------------------------
                                           Christopher A. McCormack,
                                           President and Chief Executive Officer



                       STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as.......................... 'TM'